EXHIBIT 21

SUBSIDIARIES OF MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Monmouth Capital Corporation, a New Jersey corporation

MRC I LLC, a Wisconsin limited liability company

MREIC Financial, Inc., a Maryland corporation

Palmer Terrace Realty Associates, LLC, a New Jersey limited liability company

Wheeling Partners, LLC, an Illinois limited liability company

Jones EPI, LLC, a Delaware limited liability company

MREIC South Carolina, LLC, a South Carolina limited liability company

MREIC Illinois, LLC, an Illinois limited liability company

MREIC Lebanon, Tennessee, LLC, a Tennessee limited liability company

MREIC Edinburg TX, LLC, a Texas limited liability company

MREIC El Paso, LLC, a Texas limited liability company

MREIC Corpus Christi TX, LLC, a Texas limited liability company

BB Streetsboro, LLC, an Ohio limited liability company

MREIC Lebanon OH, LLC, an Ohio limited liability company

Hemingway at Halfmoon, LLC, an Ohio limited liability company

MREIC Olive Branch MS, LLC, a Mississippi limited liability company

MREIC Oklahoma City OK, LLC, an Oklahoma limited liability company

MREIC Waco TX, LLC, a Texas limited liability company

MREIC Livonia MI, LLC, a Michigan limited liability company

MREIC Olive Branch MS II, LLC, a Mississippi limited liability company

MREIC Bruckner KY, LLC, a Kentucky limited liability company

MREIC Rochester MN, LLC, a Delaware limited liability company

MREIC Green Bay WI, LLC, a Delaware limited liability company

MREIC Spring TX, LLC, a Texas limited liability company

MREIC Edwardsville KS, LLC, a Kansas limited liability company

MREIC O’ Fallon MO, LLC, a Missouri limited liability company

MREIC Richland MS, LLC, a Mississippi limited liability company

MREIC Ridgeland MS, LLC, a Mississippi limited liability company

MREIC Urbandale IA, LLC, a Iowa limited liability company

MREIC Orangeburg NY, LLC, a New York limited liability company

MREIC Winston Salem NC, LLC, a North Carolina limited liability company

MREIC PA Altoona, LLC, a Pennsylvania limited liability company

MREIC Richfield OH, LLC, an Ohio limited liability company

MREIC Tulsa OK, LLC, a Delaware limited liability company

MREIC Roanoke VA, LLC, a Virgina limited liability company

MREIC PA Monaca, LLC, a Pennsylvania limited liability company

MREIC Indianapolis IN, LLC, a Delaware limited liability company

MREIC Sauget IL, LLC, a Delaware limited liability company

MREIC Tyler TX, LLC, a Delaware limited liability company

MREIC Jacksonville FLA, LLC, a Florida limited liability company

MREIC Kansas City MO, LLC, a Missouri limited liability company

MREIC Frankfort KY, LLC a Kentucky limited liability company